Pacific Life Funds NSAR 09-30-12
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS




The following documents are included in Registrant's Form Type Type N1A/B, Accession No. 0000950123-12-009633 filed on June 28, 2012, and incorporated by reference herein:

Schedule A to Advisory Agreement - PL Emerging Markets Debt Fund

Amendment to Advisory Fee Waiver Agreement - PL Comstock Fund

Sub-Advisory Agreement - Ashmore Investment Management Limited